EXHIBIT 99.1

INVESTOR CONTACT	MEDIA CONTACT
Scott Wylie – Vice President	Mark Plungy – Senior Manager
Investor Relations	Corporate Communications
(408) 544-6996	(408) 544-6397
swylie@altera.com	newsroom@altera.com

ALTERA ANNOUNCES THIRD QUARTER RESULTS

SALES UP 13 PERCENT YEAR OVER YEAR

San Jose, Calif., October 14, 2008—Altera Corporation (NASDAQ: ALTR) today announced third quarter sales of $356.8 million, down 1 percent from the second quarter of 2008 and up 13 percent from the third quarter of 2007. Third quarter net income was $94.7 million, $0.31 per diluted share, down from net income of $98.0 million, $0.32 per diluted share, in the second quarter of 2008. Third quarter net income was up 37 percent and earnings per diluted share were up 58 percent compared with the third quarter of 2007.

Year-to-date cash flow from operating activities was $341.4 million. Altera repurchased 2.1 million shares of its common stock during the third quarter at a cost of $42.3 million. Altera ended the third quarter with $1.3 billion in cash and investments.

Altera’s board of directors has declared a quarterly dividend of $0.05 per share payable on December 1, 2008 to shareholders of record on November 10, 2008.

“Our sales came in toward the higher end of our expectations for this seasonally slow quarter. Our 65-nm FPGAs had another extremely strong growth quarter with sales once again more than doubling sequentially,” said John Daane, president, chief executive officer, and chairman of the board. “We remain on track to ship during this quarter our next generation Stratix IV FPGAs, the programmable industry’s first 40-nm devices.”

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Additional Stratix IV FPGA Highlights

Altera has successfully taped-out the first member of its 40-nm Stratix® IV family. This new family was engineered with the same highly reliable, test chip-centered development process used for prior FPGA families. Altera’s Stratix IV family is the industry’s first 40-nm FPGA and, when shipped later this quarter, will be one of the few 40-nm devices offered across the entire semiconductor industry. This new family extends the industry-leading density, performance, low-power, and software efficiency of prior-generation Stratix III FPGAs and, in addition, adds the industry’s best available transceiver speed and bandwidth.

Altera has gained share in the FPGA market in recent years with products noted for their architectural innovation. With the Stratix IV family, Altera can offer customers even more attractive benefits based on a combination of both architectural and process-node leadership. The Stratix IV early adopter program has attracted more than twice the number of customers as any previous program. Nearly 600 customers are now part of this Stratix IV program and able to use Altera’s Quartus® design software to design Stratix IV FPGAs into applications across all of Altera’s market segments.

As development costs for competing ASICs climb and engineers are forced to use older process technology, the economics and performance of leading-edge programmable logic become significantly more attractive. By moving quickly to the 40-nm node, Altera has placed the company in a strong position to compete for designs that previously were the exclusive domain of an ASIC-based solution.

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Business Outlook for the Fourth Quarter 2008

Sequential Sales Growth	Up 1% to down 3%

Gross Margin	68% +/- .5%

Research and Development	$73 to 75 million

SG&A	$64 to 65 million

Other Income	$3 to 4 million

Tax Rate	8 to 9% (1)

Diluted Share Count	approximately 305 million shares

(1)	Includes R&D tax credit catch-up benefit. Total year tax rate expected to be approximately 14.5%.

Conference Call and Quarterly Update

A conference call will be held today at 1:45 p.m. Pacific Time to discuss the quarter’s results and management’s outlook for the fourth quarter of 2008. The web cast and subsequent replay will be available in the investor relations section of the company’s web site at /www.altera.com. A telephonic replay of the call may be accessed later in the day by calling (719) 457-0820 and referencing confirmation code 258712. The telephonic replay will be available for two weeks following the live call.

Altera’s fourth quarter business update will be issued in a press release available after the market close on December 8, 2008.

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Forward-Looking Statements

Statements in this press release that are not historical are “forward-looking statements” as the term is defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements are generally written in the future tense and/or preceded by words such as “will,” “expects,” “anticipates,” or other words that imply or predict a future state. Forward-looking statements include any projection of revenue, gross margin, expense or other financial items discussed in the Business Outlook section of this press release as well as comments describing expected 40-nm shipment timing, future competitive position and sales growth prospects. Investors are cautioned that all forward-looking statements in this release involve risks and uncertainty that can cause actual results to differ from those currently anticipated, due to a number of factors, including without limitation, current global economic conditions, customer business environment, vertical market mix, market acceptance of the company’s products, product introduction schedules, the rate of growth of the company’s new products including the Stratix IV, Arria® GX, Cyclone® III, Stratix III, MAX® II and HardCopy® device families, changes in the mix of our business between prototyping and production-based demand, as well as share repurchase amounts, and other risk factors discussed in documents filed by the company with the Securities and Exchange Commission from time to time. Copies of Altera’s SEC filings are posted on the company’s website and are available from the company without charge. Forward-looking statements are made as of the date of this release, and, except as required by law, the company does not undertake an obligation to update its forward-looking statements to reflect future events or circumstances.

About Altera

Altera’s programmable solutions enable system and semiconductor companies to rapidly and cost-effectively innovate, differentiate and win in their markets. Find out more at www.altera.com.

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Altera, The Programmable Solutions Company, the stylized Altera logo, specific device designations and all other words that are identified as trademarks and/or service marks are, unless noted otherwise, the trademarks and service marks of Altera Corporation in the U.S. and other countries. All other product or service names are the property of their respective holder.

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ALTERA CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(In thousands, except per share data)

(Unaudited)

	THREE MONTHS ENDED			NINE MONTHS ENDED
	September 26, 2008	June 27, 2008	September 28, 2007	September 26, 2008	September 28, 2007
Net sales	$356,755	$359,854	$315,783	$1,052,680	$940,381
Cost of sales (1)	117,357	118,299	114,369	352,906	331,974

Gross margin	239,398	241,555	201,414	699,774	608,407

Operating expenses (1)
Research and development	61,390	64,166	71,350	183,817	192,876
Selling, general, and administrative	64,922	63,952	66,062	189,911	205,709

Total operating expenses	126,312	128,118	137,412	373,728	398,585

Income from operations (Operating Margin)	113,086	113,437	64,002	326,046	209,822
Interest and other income (1)	4,324	7,814	16,249	16,260	51,540
Interest expense	(3,992)	(3,907)	(69)	(11,036)	(262)

Income before income taxes	113,418	117,344	80,182	331,270	261,100
Provision for income taxes	18,714	19,362	11,225	54,660	36,554

Net income	$94,704	$97,982	$68,957	$276,610	$224,546

Net income per share:
Basic	$0.31	$0.33	$0.20	$0.91	$0.64

Diluted	$0.31	$0.32	$0.20	$0.90	$0.63

Shares used in computing per share amounts:
Basic	301,337	300,535	343,127	303,113	351,147

Diluted	306,528	305,868	352,625	307,476	358,605

Cash dividends per common share	$0.05	$0.05	$0.04	$0.14	$0.08

Tax rate	16.5%	16.5%	14.0%	16.5%	14.0%
% of Net sales:
Gross margin	67.1%	67.1%	63.8%	66.5%	64.7%
Research and development	17.2%	17.8%	22.6%	17.5%	20.5%
Selling, general, and administrative	18.2%	17.8%	20.9%	18.0%	21.9%
Income from operations (Operating Margin)	31.7%	31.5%	20.3%	31.0%	22.3%
Net income	26.5%	27.2%	21.8%	26.3%	23.9%

Notes:

(1) Includes expense (benefit) related to the company’s non-qualified deferred compensation plan, which were fully offset by income (loss) in interest and other income:

Cost of sales	$(48)	$(38)	$8	$(145)	$67
Research and development	(2,721)	543	1,381	(5,054)	3,518
Selling, general, and administrative	(408)	(221)	784	(2,723)	2,779

Total	$(3,177)	$284	$2,173	$(7,922)	$6,364

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ALTERA CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

(Unaudited)

	September 26, 2008	June 27, 2008	December 28, 2007
Assets
Current assets:
Cash and short-term investments	$1,283,172	$1,231,943	$1,021,379
Accounts receivable, net	221,331	257,239	198,889
Inventories	74,230	76,006	74,110
Deferred compensation plan assets	65,593	68,275	74,768
Deferred income taxes and other current assets	171,880	166,477	164,942

Total current assets	1,816,206	1,799,940	1,534,088
Property and equipment, net	188,532	176,997	169,850
Deferred income taxes and other assets, net	70,530	68,998	65,980

	$2,075,268	$2,045,935	$1,769,918

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable and current liabilities	$144,107	$154,536	$134,450
Deferred compensation plan obligations	65,593	68,275	74,768
Deferred income and allowances on sales to distributors	299,781	335,641	280,440

Total current liabilities	509,481	558,452	489,658
Income taxes payable, non-current	172,499	162,092	152,010
Long-term credit facility	500,000	500,000	250,000
Other non-current liabilities	20,095	19,569	16,800
Stockholders’ equity	873,193	805,822	861,450

	$2,075,268	$2,045,935	$1,769,918

Key Ratios & Information
Current Assets/Current Liabilities	4:1	3:1	3:1
Liabilities/Equity	1:1	2:1	1:1
TTM Return on Equity	38%	31%	21%
Quarterly Depreciation Expense	$7,006	$7,096	$7,693
Quarterly Capital Expenditures	$17,825	$7,380	$9,545
Annualized Net Sales per Employee	$524	$523	$473
Number of Employees	2,730	2,696	2,651
Inventory MSOH (1): Altera	1.9	1.9	1.9
Inventory MSOH (1): Distribution	1.1	1.1	1.1
Days Sales Outstanding	56	65	56

(1)	MSOH: Months Supply On Hand

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ALTERA CORPORATION

REVENUE SUMMARY

(Unaudited)

	THREE MONTHS ENDED
	September 26, 2008	June 27, 2008	September 28, 2007	Sequential Change	Year- Over-Year Change
Geography
North America	23%	24%	22%	-7%	17%
Asia Pacific	35%	35%	34%	3%	19%
Europe	23%	23%	24%	-2%	6%
Japan	19%	18%	20%	3%	6%

Total	100%	100%	100%	-1%	13%

Product Category
New	46%	42%	35%	8%	52%
Mainstream	25%	27%	29%	-8%	-4%
Mature & Other	29%	31%	36%	-7%	-10%

Total	100%	100%	100%	-1%	13%

Market Segment
Communications	44%	43%	40%	0%	24%
Industrial	36%	35%	33%	4%	25%
Consumer	14%	14%	18%	-5%	-13%
Computer & Storage	6%	8%	9%	-18%	-23%

Total	100%	100%	100%	-1%	13%

FPGAs and CPLDs
FPGA	75%	74%	70%	0%	20%
CPLD	17%	18%	19%	-4%	2%
Other	8%	8%	11%	0%	-11%

Total	100%	100%	100%	-1%	13%

Product Category Description

Category	Products

New	Stratix® II, Stratix II GX, Stratix III, Arria™ GX, Cyclone® II, Cyclone III, MAX® II, HardCopy, and Hardcopy II devices

Mainstream	Stratix, Stratix GX, Cyclone, and MAX 3000A devices

Mature & Other	Classic™, MAX 7000, MAX 7000A, MAX 7000B, MAX 7000S, MAX 9000, FLEX® series, APEX™ series, Mercury™, Excalibur™, configuration and other devices, intellectual property cores, and software and other tools

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